UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2021

Amerant Bancorp Inc.
(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation	(Commission file number)	(IRS Employer Identification Number)
220 Alhambra Circle
Coral Gables, Florida 33134
(Address of principal executive offices)

(305) 460-8728
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Class B Common Stock	AMTBB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2021, the Board of Directors of Amerant Bancorp Inc. (the “Company”) appointed Gerald P. Plush as President of the Company effective July 1, 2021 (the “Effective Date”). Starting on the Effective Date, Mr. Plush will serve as the Company’s Vice-Chairman, President and Chief Executive Officer.

Mr. Plush, 62, has been the Company’s Vice-Chairman and Chief Executive Officer since March 20, 2021 and served as Executive Vice-Chairman from February 2021 until March 2021. Mr. Plush was appointed as director of the Company in July 2019 and of Amerant Bank, N.A. in October 2019. Mr. Plush has over 30 years of executive level experience in the banking industry. From 2019 to February 2021, he was a partner at Patriot Financial Partners, a private equity firm where he sourced new investment opportunities and represented Patriot on the board of directors for multiple portfolio banks, and specialty finance and fintech companies. In 2018, he served as CEO for Verdigris Holdings, Inc., leading this start up through the regulatory application, organization and initial funding processes. Mr. Plush’s other prominent leadership roles include his tenure with Santander US from 2014 to 2017, initially as CFO and Executive Committee member, and subsequently as Chief Administrative Officer. He served on the board of Santander Consumer from 2014 to 2016, and as a director for the FHLB of Pittsburgh from 2016 to 2017. Mr. Plush previously served as President, COO and Board Member for Webster Bank beginning in 2006 as EVP and Chief Financial Officer. He spent 11 years with MBNA America, most recently as Senior Executive Vice President & Managing Director for corporate development and prior to that as CFO - North America. Mr. Plush holds a Bachelor of Science degree in Accounting from St. Joseph’s University in Philadelphia. He has been active in several well-known philanthropic organizations, most recently on the board of directors of Junior Achievement of Southeastern Pennsylvania.

As previously disclosed in our current report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2021, Mr. Plush has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person relating to his appointment as an officer required to be disclosed pursuant to Item 401(b) of Regulation S-K or Item 5.02(d) of Form 8-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

The terms of Mr. Plush’s compensation and of the employment agreement entered into by and between Mr. Plush, the Company and the Bank dated January 14, 2021 that were disclosed on a current report on Form 8-K filed with the Securities and Exchange Commission on January 21, 2021 remain in effect and unchanged.

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 9, 2021, the Company held its 2021 annual meeting of shareholders (the "Annual Meeting"). Of the 29,001,645 shares of Class A common stock and 8,845,779 shares of Class B common stock of the Company outstanding as of April 15, 2021, the record date for the Annual Meeting, 26,347,601 shares of Class A common stock and 6,631,967 shares of Class B common stock, respectively, were present at the meeting in person or by proxy. The following proposals were voted on:

Proposal 1: to elect directors to serve until the 2022 annual meeting of shareholders.
Proposal 2: to ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

Each proposal is described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 27, 2021. The final voting results for each proposal submitted to a vote of shareholders at the Annual Meeting are set forth below.

Proposal No. 1: All of the director nominees were elected to the Board based on the following votes:

Nominee	For	Against	Abstain	Broker Non-Vote
Frederick C. Copeland, Jr.	21,369,265	1,757,678	33,058	3,187,600
Gerald P. Plush	22,993,982	132,960	33,059	3,187,600
Miguel A. Capriles L.	23,025,015	87,853	47,133	3,187,600
Pamella J. Dana	21,909,682	1,217,761	32,558	3,187,600
Dolores M. Lare	23,067,771	59,631	32,599	3,187,600
Gustavo Marturet M.	22,960,476	166,467	33,058	3,187,600
John W. Quill	23,029,959	95,659	34,383	3,187,600
Guillermo Villar	20,900,308	2,229,632	30,061	3,187,600

Gustavo J. Vollmer A.	22,974,750	155,997	29,254	3,187,600
Millar Wilson	22,905,775	223,608	30,618	3,187,600

Proposal No. 2: The proposal to ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021 received the following votes:

For	Against	Abstain	Broker Non-Vote
26,986,234	5,648	18,916	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2021	Amerant Bancorp Inc.

	By:	/s/ Julio V. Pena
Name: Julio V. Pena
Title: SVP, Securities Counsel and Assistant Corporate Secretary